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                                                                    Exhibit 23.3


          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our reserve report to the interest of National Energy Group, Inc. dated March 6, 1997, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as in the Notes to the Consolidated Financial Statements of the Company in such Annual Report. We also consent to the reference to us under the heading "Experts" in such amendment to the Registration Statement.




                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ FREDRIC D. SEWELL
                                               ---------------------------------
                                               Fredric D. Sewell
                                               President



Dallas, Texas
October 27, 1997